                                                                   EXHIBIT 10.21

                            STOCK PURCHASE AGREEMENT

                                 By and Between

                                 Kaye Group Inc.

                                       and

                                  Fairfax Inc.


                          Dated as of December 31, 2001







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                                TABLE OF CONTENTS


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ARTICLE I PURCHASE AND SALE......................................................................................1
    SECTION 1.01.          Purchase and Sale of the Shares.......................................................1
    SECTION 1.02.          Purchase Price........................................................................1
    SECTION 1.03.          Closing...............................................................................2
    SECTION 1.04.          Closing Deliveries by Seller..........................................................2
    SECTION 1.05.          Closing Deliveries by Purchaser.......................................................2
    SECTION 1.06.          Purchase Price Adjustment.............................................................2
    SECTION 1.07           Reserve Analysis.......................................................................

ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER..............................................................3
    SECTION 2.01.          Organization, Authority and Qualification of Seller...................................3
    SECTION 2.02.          No Conflict; Required Filings and Consents............................................4
    SECTION 2.03.          Governmental Consents and Approvals...................................................4
    SECTION 2.04.          Brokers...............................................................................5
    SECTION 2.05.          Organization and Qualification........................................................5
    SECTION 2.06.          Company Certificate of Incorporation and By-Laws......................................5
    SECTION 2.07.          Company Capitalization................................................................5
    SECTION 2.08.          Company Permits; Compliance; Regulatory Matters.......................................6
    SECTION 2.09.          Company Financial Statements..........................................................7
    SECTION 2.10.          Reserves..............................................................................7
    SECTION 2.11.          Undisclosed Liabilities of the Companies..............................................8
    SECTION 2.12.          Absence of Certain Changes or Events With Respect to the Companies....................8
    SECTION 2.13.          Absence of Company Litigation.........................................................8
    SECTION 2.14.          Company Material Contracts............................................................9
    SECTION 2.15.          Taxes................................................................................11
    SECTION 2.16.          Business ............................................................................12
    SECTION 2.17.          Title to Insurance Business..........................................................13
    SECTION 2.18.          Absence of Restrictions on Conduct of Company Business...............................13
    SECTION 2.19.          Company Computer Systems.............................................................13
    SECTION 2.20.          No Downgrading of Rating of Companies................................................14
    SECTION 2.21.          Environmental Matters................................................................14
    SECTION 2.22.          Service Marks, Trademarks, Intellectual Property, etc................................15
    SECTION 2.23.          Assets...............................................................................16
    SECTION 2.24.          Tangible Property....................................................................16
    SECTION 2.25.          Real Property........................................................................17
    SECTION 2.26           Leased Real Property.................................................................17
    SECTION 2.27           Reinsurance and Retrocessions........................................................18
    SECTION 2.28           Investments..........................................................................19
    SECTION 2.29.          Insurance............................................................................19
    SECTION 2.30.          Benefit Plans........................................................................20
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ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................................................22
    SECTION 3.01.          Organization and Qualification.......................................................22
    SECTION 3.02.          Authority Relative to This Agreement.................................................22
    SECTION 3.03.          No Conflict..........................................................................22
    SECTION 3.04.          Governmental Consents and Approvals..................................................23
    SECTION 3.05.          No Registration of Shares............................................................23
    SECTION 3.06.          Investment Knowledge and Experience..................................................23
    SECTION 3.07.          Investment Purpose...................................................................23
    SECTION 3.08.          No General Solicitation..............................................................23
    SECTION 3.09.          Brokers..............................................................................23
    SECTION 3.10.          Availability of Funds................................................................24

ARTICLE IV COVENANTS       .....................................................................................24
    SECTION 4.01.          Conduct of Business..................................................................24
    SECTION 4.02.          Access to Information; Confidentiality...............................................26
    SECTION 4.03.          Commercially Reasonable Efforts......................................................26
    SECTION 4.04.          Consents, Approvals and Filings......................................................27
    SECTION 4.05.          Certain Notices......................................................................27
    SECTION 4.06.          Public Announcements.................................................................27
    SECTION 4.07.          Certain Intercompany Agreements and Accounts.........................................27
    SECTION 4.08.          Termination of Existing Security Interests...........................................28
    SECTION 4.09.          Post-Closing Cooperation.............................................................28
    SECTION 4.10.          Further Assurances...................................................................28
    SECTION 4.11.          Due Diligence........................................................................28

ARTICLE V ADDITIONAL AGREEMENTS.................................................................................29
    SECTION 5.01.          Confidentiality......................................................................29
    SECTION 5.02.          Expenses.............................................................................29

ARTICLE VI CONDITIONS TO CLOSING................................................................................29
    SECTION 6.01.          Conditions to the Obligations of Each Party..........................................29
    SECTION 6.02.          Conditions to the Obligations of Purchaser...........................................30
    SECTION 6.03.          Conditions to the Obligations of Seller..............................................31

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...................................................................31
    SECTION 7.01.          Termination..........................................................................31
    SECTION 7.02.          Effect of Termination; Non-Survival of Representations and Warranties................32
    SECTION 7.03.          Amendment............................................................................33
    SECTION 7.04.          Waiver...............................................................................33

ARTICLE VIII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; TAX INDEMNIFICATION....................................33
    SECTION 8.01.          Survival of Representations and Warranties Generally.................................33
    SECTION 8.02.          Indemnity............................................................................33
    SECTION 8.03.          Returns and Payments.................................................................34
    SECTION 8.04.          Refunds..............................................................................35
    SECTION 8.05.          Contests.............................................................................35
    SECTION 8.06.          Time of Payment......................................................................36
    SECTION 8.07.          Cooperation and Exchange of Information..............................................37
    SECTION 8.08.          Conveyance Taxes.....................................................................37
    SECTION 8.09.          Miscellaneous........................................................................37
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                                      iii
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ARTICLE IX GENERAL PROVISIONS...................................................................................38
    SECTION 9.01.          Notices..............................................................................38
    SECTION 9.02.          Certain Definitions..................................................................38
    SECTION 9.03.          Severability.........................................................................43
    SECTION 9.04.          Assignment; Binding Effect; Benefit..................................................43
    SECTION 9.05.          Incorporation of Exhibits............................................................43
    SECTION 9.06.          Specific Performance.................................................................43
    SECTION 9.07.          Governing Law; Consent to Jurisdiction...............................................43
    SECTION 9.08.          Headings.............................................................................44
    SECTION 9.09.          Counterparts.........................................................................44
    SECTION 9.10.          No Third Party Beneficiaries.........................................................44
    SECTION 9.11.          Entire Agreement.....................................................................44
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                                       iv
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                  STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of
December 31, 2001, by and between Kaye Group Inc., a corporation organized under the laws of Delaware ("Seller"), and Fairfax Inc., a corporation organized under the laws of Wyoming ("Purchaser").

                              W I T N E S S E T H:

                  WHEREAS, pursuant to and in accordance with the Agreement and Plan of Merger, dated as of January 19, 2001, by and among Seller, 416 Acquisition Inc., a Delaware corporation ("Merger Sub"), and Hub International Limited, an Ontario corporation, Merger Sub merged with and into Seller (the "Merger"); and

                  WHEREAS, as a result of the Merger, Seller and Purchaser are affiliated companies that are each indirect subsidiaries of Fairfax Financial Holdings Limited;

                  WHEREAS, Seller owns all of the issued and outstanding capital stock (the "Shares") of Old Lyme Insurance Company of Rhode Island, Inc., a Rhode Island-domiciled insurance company ("OLRI"), and of Old Lyme Insurance Company Ltd., a Bermuda-domiciled insurance company ("OLB"), and together with OLRI, referred to herein as the "Companies");

                  WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, the Shares, upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, certain capitalized terms used in this Agreement are defined in Section 9.02 of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Seller and Purchaser hereby agree as follows:


                                    ARTICLE I
                                PURCHASE AND SALE

                  SECTION 1.01. Purchase and Sale of the Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing, Seller shall sell, assign, transfer, convey and deliver, or cause to be sold, assigned, transferred, conveyed and delivered, to Purchaser, the Shares, and Purchaser shall purchase the Shares free and clear of any Encumbrances.

                  SECTION 1.02. Purchase Price. The purchase price for the Shares shall be an amount in cash equal to the combined GAAP shareholder's equity of OLRI and OLB as reflected on the audited GAAP financial statements of Seller as of December 31, 2001 (the "Purchase Price Balance Sheet") (such amount being the "Purchase Price"). The Seller shall deliver to Purchaser the Purchase Price Balance Sheet as soon as commercially reasonable after the completion of the Purchase Price Balance Sheet but in no event later than February 28, 2002. The Purchase Price will be increased by four per cent (4%) compounded annually from January 1, 2002 until the Closing Date, as such term is defined below.

                  SECTION 1.03. Closing

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         . Upon the terms and subject to the conditions of this Agreement, the sale and purchase of the Shares contemplated by this Agreement shall take place at a closing (the "Closing") to be held at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, or at such other location as the parties may agree, on a date specified by the parties hereto (the "Closing Date"), which shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Article VI.

                  SECTION 1.04. Closing Deliveries by Seller. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

                  (i) stock certificates evidencing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, in form satisfactory to Purchaser and with all required stock transfer tax stamps affixed;

                  (ii)  a receipt for the Purchase Price;

                  (iii) the certificates and other documents required to be delivered pursuant to Section 6.02; and

                  (iv) resignations of the officers and directors of OLRI and OLB as requested by Purchaser.

                  (v)   the Purchase Price Balance Sheet.

                  SECTION 1.05. Closing Deliveries by Purchaser. At the Closing, Purchaser shall deliver to Seller:

                  (i) the Purchase Price by wire transfer in immediately available funds to the Purchase Price Bank Account; and

                  (ii) the certificates and other documents required to be delivered pursuant to Section 6.02.

                  SECTION 1.06. Purchase Price Adjustment. Following the Closing, the Purchase Price shall be adjusted as follows:

                   (a) If Purchaser disagrees with the Purchase Price or any other line item set forth on the Purchase Price Balance Sheet, Purchaser shall notify Seller (the "Notice of Objection") on or before the date which is fifteen
(15) days after the date on which Seller delivers to Purchaser the Purchase Price Balance Sheet, which shall be the audited balance sheet prepared as of December 31, 2001. Such Notice of Objection shall be in writing and shall state in reasonable detail the line item(s) disputed, the amount which is disputed and the basis for such dispute. Any line item, calculation or amount set forth in the Purchase Price Balance Sheet not objected to by Purchaser in writing within such fifteen (15) day period shall be conclusively deemed to have been accepted and agreed to by the party against whom enforcement will be sought.

                  (b) Seller and Purchaser shall attempt to resolve any disagreements. If Purchaser and Seller are unable to resolve all such disagreements on or before the date which is

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fifteen (15) days after the date a Notice of Objection is delivered, all (but not less than all) of such disputes and disagreements may be submitted by either party upon notice to the other party to a nationally recognized independent accounting firm (the "Independent Accounting Firm") for resolution by such firm. The Independent Accounting Firm shall resolve such disputes or disagreements and, based on such resolution, shall render a final and binding calculation or calculations. The Independent Accounting Firm shall be instructed to use every reasonable effort to perform its services within 10 business days of submission to it of any such dispute or disagreement and, in any case, as soon as practicable after such submission. The Independent Accounting Firm also shall be instructed to resolve all disputes consistent with the provisions of Section 1.06(a) above.



                  SECTION 1.07. Reserve Analysis. The Purchase Price Balance Sheet shall specifically reflect liabilities associated with the events of September 11, 2001. Buyer shall cause a reserve analysis ("Reserve Analysis") to be completed as of year-end 2002 regarding the events of September 11, 2001, and the Purchase Price shall be adjusted to reflect any adverse development or redundancies as evidenced by the Reserve Analysis. If the Reserve Analysis reflects adverse development, the Seller shall pay to Purchaser such amount as equals such adverse development. If the Reserve Analysis reflects redundant reserves, the Purchaser shall pay to Seller such amount as equals the redundant reserves.


                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

                  Except as set forth in the disclosure schedule delivered by Seller to Purchaser concurrently with the execution of this Agreement (the "Seller Disclosure Schedule"), which provides an exception to, or otherwise qualifies in reasonable detail with specific Section references, the representations or warranties of Seller specifically referred to therein, Seller hereby represents and warrants to Purchaser that:

                  SECTION 2.01. Organization, Authority and Qualification of Seller. Seller is a corporation duly organized and validly existing under the laws of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. Seller is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except to the extent that the failure to be so licensed or qualified would not adversely affect (i) the ability of Seller to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and (ii) the ability of the Companies to conduct the Business. The execution and delivery of this Agreement by Seller, the performance by Seller of its obligations hereunder and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Purchaser) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization,

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insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

                  SECTION 2.02. No Conflict; Required Filings and Consents. Assuming that all consents, approvals, authorizations and other actions described in Section 2.03 have been obtained and all filings and notifications listed in Section 2.03 of Seller Disclosure Schedule have been made, the execution, delivery and performance of this Agreement by Seller do not and will not (a) violate, conflict with or result in the breach of any provision of the charter or by-laws (or similar organizational documents) of Seller, (b) conflict with or violate any federal, national, state, provincial, municipal, local or any other law, statute, ordinance, rule, regulation, order, injunction, judgment or decree ("Law") or Order applicable to Seller or by which any property or asset of Seller is bound or affected, (c) except as set forth in Section 2.02(c) of Seller Disclosure Schedule, result in the creation of any Encumbrance on any of the Shares, or (d) result in any conflict with, breach or violation of, or default (or an event that, with notice or lapse of time or both, would constitute a default) under, require any consent or approval which has not been obtained with respect to, give rise to any right of termination, cancellation or acceleration of any obligations or loss of any benefit under, or result in the imposition of any liens on any of the properties or assets of the Companies or the creation or enforcement of any lien on any of the properties or assets of the Companies under any note, bond, mortgage, indenture, deed of trust, license, lease, contract, agreement or other instrument or obligation, permit, concession, franchise or license to which either of the Companies is a party or by which it or any of its properties or assets is bound, which conflict, breach, violation or default, or failure to obtain consent or approval, or right of termination, cancellation or acceleration or loss of benefit or imposition of any lien would reasonably be expected to have a Material Adverse Effect or which would interfere in any material way with the ability of Seller to consummate the transactions contemplated by this Agreement.

                  SECTION 2.03. Governmental Consents and Approvals. Except (a) as described in Section 2.03 of Seller Disclosure Schedule and (b) the Insurance Filings, the execution, delivery and performance of this Agreement by Seller do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to any Governmental Entity.

                  SECTION 2.04. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

                  SECTION 2.05. Organization and Qualification. (a) Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its Business as it is now being conducted. Each of the Companies is duly qualified or licensed as a foreign corporation or organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

                  (b) Except as set forth in Section 2.05(b) of Seller Disclosure Schedule, neither of the Companies directly or indirectly owns, or has outstanding contractual obligations to acquire, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  (c) Each of the Companies is an authorized insurer or is eligible as a surplus or excess lines insurer in each jurisdiction in which it presently writes insurance for the type of insurance it presently writes in such jurisdictions and meets in all material respects all statutory and regulatory requirements of all Governmental Entities which have jurisdiction over it to be an authorized or eligible surplus lines insurer. Section 2.05(c) of Seller Disclosure Schedule sets forth each jurisdiction in which the Companies are either an authorized or eligible surplus lines insurer. To Seller's knowledge or the knowledge of the Companies, there are no material adverse events that may adversely impact the ability of either of the Companies to continue to operate in any of the jurisdictions identified on Section 2.05(c) of Seller Disclosure Schedule.

                  SECTION 2.06. Company Certificate of Incorporation and By-Laws. Seller has heretofore made available to Purchaser a complete and correct copy of the certificate of incorporation and the by-laws (or other comparable organizational documents), each as amended to date, of each of the Companies. Such certificates of incorporation and by-laws (or other comparable organizational documents) are in full force and effect. Neither of the Companies is in violation of any of the provisions of its certificate of incorporation or by-laws (or other comparable organizational documents). True and complete copies of all minute books of each of the Companies have been made available by Seller to Purchaser.

                  SECTION 2.07. Company Capitalization. (a) The authorized capital stock of OLRI consists of (i) 10,000,000 shares of common stock, par value $14.50 per share ("OLRI Common Stock") and (ii) 100,000 shares of Preferred Stock, par value $1.00 per share ("OLRI Preferred Stock"). As of the date hereof, 200,000 shares of OLRI Common Stock were issued and outstanding and 100,000 shares of OLRI Preferred Stock were issued and outstanding. All of the issued and outstanding shares of OLRI Common Stock and OLRI Preferred Stock are validly issued, fully paid and nonassessable and are held by Seller, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on OLRI's voting rights, charges and other encumbrances of any nature whatsoever.

                  (b) The authorized capital stock of OLB consists of 100,000 shares of common stock, par value $1.20 per share ("OLB Common Stock"). As of the date hereof, 100,000 shares of OLB Common Stock were issued and outstanding. All of the issued and outstanding shares of OLB Common Stock are validly issued, fully paid and nonassessable and are owned beneficially and of record by Seller, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations OLB's voting rights, charges and other encumbrances of any nature whatsoever.

                  (c) As of the Closing, there are no issued or outstanding bonds, debentures, notes, convertible notes or other indebtedness of either Company having the right to vote on any matters on which stockholders of such Company may vote. There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued stock of either of the Companies or conditionally or absolutely obligating either of the Companies to issue or sell any shares of stock of, or other equity interests in, the Companies. Neither of the Companies have outstanding obligations (whether conditional or absolute) to repurchase, redeem or otherwise acquire any shares of capital stock or other equity interests of the Companies.

                  SECTION 2.08. Company Permits; Compliance; Regulatory Matters.(a) Except as disclosed in Section 2.08(a) of Seller Disclosure Schedule, each of the Companies is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for each of the Companies to own, lease and operate its properties or to carry on its Business as it is now being conducted (the "Company Permits") except where the failure to obtain any such Company Permits, would not, individually or in the aggregate, have a Material Adverse Effect. As of the date hereof, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of Seller, threatened.

                  (b) Except as disclosed in Section 2.08(b) of Seller Disclosure Schedule, neither of the Companies is in conflict with, or in default or violation of, (i) any Law applicable to the Companies or by which any property or asset of the Companies is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Companies is a party or by which the Companies or any property or asset of the Companies is bound or affected or
(iii) any Company Permit.

                  (c) All insurance policies issued by the Companies, which are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, or have been filed and not objected to (or such objection has been withdrawn or resolved) by such authorities within the period provided for objection, and all policies have been issued in the forms approved. All premium rates established by the Companies that are required to be filed with or approved by insurance regulatory authorities have been so filed or approved, the premiums charged conform to the premiums so filed or approved and comply (or complied at the relevant time) with the insurance laws applicable thereto. Except as disclosed in Section 2.08(C) of the Seller Disclosure Schedule, all material reports, statements, documents, registrations, filings and submissions to insurance regulatory authorities have been made and complied in all material respects with applicable law in effect when filed. No material deficiencies have been asserted by any such regulatory authority with respect to such reports, statements, documents, registrations, filings or submissions that have not been satisfied.

                  (d) Section 2.08(d) of the Seller Disclosure Schedule provides a complete and accurate list of any and all pending complaints, deficiency or delinquency notices or other similar documents, notices or correspondence of any kind provided to Seller, either of the Companies or any of their respective affiliates by any regulatory authority.

                  SECTION 2.09. Company Financial Statements. (a) True and complete copies of the audited statutory financial statements of each of the Companies as of December 31, 2001 and for the year ended December 31, 2000, together with all related notes and schedules thereto, and the unaudited statutory financial statements of the Companies as of September 30, 2001 and for the period then ended (the "Company Financial Statements") are attached as
Section 2.09(a) of Seller Disclosure Schedule. The Company Financial Statements were prepared in conformity with the statutory accounting practices prescribed or permitted by the state or jurisdiction of domicile for each the Companies applied on a consistent basis throughout the periods indicated, and each presents fairly, in all material respects, the financial position of the Company to which it relates as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein.

                  (b) Except as disclosed in Section 2.09(b) of Seller Disclosure Schedule, the Companies have good and marketable title to all real and personal property reported on the Company Financial Statements, free and clear of all liens, other than liens or defects in title that do not materially detract from the values of such property or materially interfere with the present uses thereof.

                  (c) Except as disclosed on Section 2.09(d) of Seller Disclosure Schedule, the Companies have not issued a notice of non-renewal for any Program since January 1, 2001.

                  (d) Except as disclosed on Section 2.09(e) of the Seller Disclosure Schedule, the Companies have no knowledge of any actual or threatened cancellation by a third party of any fronting or reinsurance arrangement in which either of the Companies participate.

                  SECTION 2.10. Reserves. Except as set forth in Section 2.10 of Seller Disclosure Schedule, Seller has delivered to Purchaser true and complete copies of all actuarial reports prepared by an unaffiliated third party since December 31, 1998 on behalf and at the request of either Seller or the Companies relating to the loss and loss adjustment expense reserves of the Companies. The reserves for losses and loss adjustment expenses of the Companies are adequate or sufficient, and such reserves were determined in accordance with the appropriate actuarial, statutory or other applicable standards. All reinsurance recoverables of the Companies as reported in the Company Financial Statements are fully collectible.

                  SECTION 2.11. Undisclosed Liabilities of the Companies. Except for those liabilities that are disclosed in Section 2.11 of Seller Disclosure Schedule or are fully reflected or reserved against on the Company Balance Sheets, neither of the Companies has outstanding any liability or obligation of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for liabilities and obligations that have been incurred since the date of the Company Balance Sheets in the ordinary course of business and that could not, individually or in the aggregate, have a Material Adverse Effect.

                  SECTION 2.12. Absence of Certain Changes or Events With Respect to the Companies. From June 30, 2001 through the date hereof, except as set forth in Section 2.12 of Seller Disclosure Schedule, (a) each of the Companies has conducted its Business only in the ordinary course, (b) there has not been any circumstance, event, occurrence, change or effect that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect and (c) neither of the Companies has taken or permitted any action that if taken or permitted after the date hereof would constitute a breach of any of the covenants set forth in Article IV.

                  SECTION 2.13. Absence of Company Litigation. Except as specifically disclosed in Section 2.13 of Seller Disclosure Schedule and except for claims under policies in the ordinary course, there is no litigation, suit, claim, action, proceeding or investigation (an "Action") pending, or to the knowledge of Seller or the Companies, threatened, against the Companies, or against any property or asset of the Companies, before any court, arbitrator or Governmental Entity, domestic or foreign which Seller reasonably believes, individually or in the aggregate, would be reasonably likely to result in liability of either of the Companies in amounts in excess of $50,000 or since January 1, 2000, which have been settled for an amount in excess of $5,000 and with respect to which the Companies have not been reimbursed or otherwise indemnified. Except as specifically disclosed in Section 2.13 of Seller Disclosure Schedule, neither of the Companies nor any property or asset of either of the Companies is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of Seller, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity. Except as specifically disclosed in Section 2.13 of Seller Disclosure Schedule, neither of the Companies has paid or settled any policy claim in excess of policy limits for the period of time from January 1, 1996 through the date hereof.

                  SECTION 2.14. Company Material Contracts. (a) Subsections (i) through (xvi) of Section 2.14 of Seller Disclosure Schedule contain a list of the following types of contracts and agreements, including contracts of insurance or reinsurance, to which either of the Companies is a party (such contracts, agreements and arrangements as are required to be set forth in
Section 2.14 of Seller Disclosure Schedule being the "Company Material Contracts"):

                  (i) each contract and agreement which (A) has or is likely to involve consideration of more than $50,000, in the aggregate, during one or more of the calendar years ending December 31, 2001 or 2002 or
         (B) is likely to involve consideration of more than $50,000, in the aggregate, over the remaining term of such contract, and which, in either case, cannot be canceled by either of the Companies without penalty or further payment and without more than 90 days' notice;

                  (ii) all broker, distributor, dealer, manufacturer's representative, franchise, agency, sales promotion, market research, marketing consulting and advertising contracts and agreements to which either of the Companies is a party;

                  (iii) all management contracts (excluding contracts for employment) and contracts with other consultants which has or is likely to involve consideration of more than $50,000, including any contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of each of the Companies or income or revenues related to any product of either of the Companies to which either of the Companies is a party;

                  (iv) all contracts and agreements evidencing indebtedness for borrowed money;

                  (v) all contracts and agreements with any Governmental Entity to which either of the Companies is a party;

                  (vi) all contracts and agreements that limit, or purport to limit, the ability of either of the Companies to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

                  (vii) all contracts, agreements, commitments and instruments that obligate either of the Companies to make any payments or issue or pay in excess of $50,000 to any employee or consultant or make any payments or issue or pay anything of value to any affiliate, director or officer;

                  (viii) all material contracts or arrangements that result in any person or entity holding a power of attorney from either of the Companies that relates to either of the Companies or their respective Business;

                  (ix) all contracts, agreements, commitments and instruments relating to any obligation to engage in a merger, consolidation, business combination, share exchange or business acquisition, or for the purchase or sale of any assets of either of the Companies other than in the ordinary course of business consistent with past practice;

                  (x) all contracts, agreements, commitments and instruments that include any indemnification, contribution or support obligations in an amount which would reasonably be expected to exceed $50,000 or which in the aggregate would reasonably be expected to exceed $50,000;

                  (xi) all contracts, agreements, commitments and instruments that obligate capital expenditures involving total payments of more than $50,000;

                  (xii) all contracts, agreements, commitments and instruments that obligate either of the Companies to issue or sell any capital stock;

                  (xiii) all contracts that contain a change of control provision;

                  (xiv) all employment agreements and agreements providing for the payment of any type of a bonus to a current employee of either of the Companies;

                  (xv) all contracts, agreements, commitments and instruments between any of the Seller, the Companies or any Company Subsidiary, on the one hand, and any officer, director or employee, or, to the best of the Seller's knowledge, immediate family member of any such officer, director or employee, on the other, including, without limitation, such contracts, agreements, commitments and instruments (i) providing for the furnishing of material services by, (ii) providing for the rental of material real or personal property from; or (iii) otherwise requiring material payments to (other than for services as officers, directors or employees of the Seller, Company or Company Subsidiary) any such Person; and

                  (xvi) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to either of the Companies or the conduct of their respective Businesses, or the absence of which would, individually or in the aggregate, have a Material Adverse Effect.

                  (b) Except as would not, individually or in the aggregate, have a Material Adverse Effect and except as set forth in Section 2.14(b) of the Disclosure Schedule, (i) each Company Material Contract is a legal, valid and binding agreement in full force and effect, and none of the Company Material Contracts is in default by its terms or has been canceled by the other party and no event has occurred that with notice or lapse of time or both would constitute a default, (ii) to Seller's knowledge or the knowledge of either of the Companies, no other party is in breach or violation of, or default (where applicable) under, any Company Material Contract; (iii) neither of the Companies is in receipt of any claim of default (where applicable) under any such agreement; and (iv) neither the execution of this Agreement nor the consummation of the acquisition of the Shares pursuant hereto or any other transaction contemplated herein shall constitute default, give rise to cancellation rights or change of control rights or otherwise adversely affect any of either of the Companies" rights under any Company Material Contract.

Seller has furnished or made available to Purchaser true and complete copies of all Company Material Contracts, including any amendments thereto.

                  SECTION 2.15. Taxes. (a) The Companies and each Company Subsidiary have: (i) timely filed true and correct versions of all United States federal, state, local and non-United States Tax returns and reports due and/or required to be filed by them (including any consolidated or unitary return filed by Seller that includes the Companies and/or each Company Subsidiary on a consolidated or combined basis); (ii) timely paid or accurately accrued all Taxes due and/or required to be paid, other than such Taxes, returns or reports as are being contested in good faith by appropriate proceedings; (iii) not been formally or informally contacted by United States (federal, state or local) or non-United States Governmental Entity which have asserted in writing or threatened to assert in writing against either of the Companies, any Company Subsidiary, or any other corporation included in the filing of a consolidated or combined Tax return which included the Companies or Company Subsidiary (together or individually), any deficiencies or claim for any Taxes or interest thereon or penalties in connection therewith; (iv) not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of any Tax; (v) provided for accruals and reserves for Taxes, as reflected in the Pre-Closing Balance Sheet and Closing Date Balance Sheet, that are adequate to cover all Taxes accruable through such date (including interest and penalties, if any, thereon) in accordance with GAAP; (vi) no Tax liens upon any property or assets except liens for current Taxes not yet due; and (vii) not been required to include in income any adjustment pursuant to Section 481 of the Code by reason of a voluntary change in accounting method initiated by either of the Companies, and the Internal Revenue Service (the "IRS") has not initiated or proposed any such adjustment or change in accounting method, in either case which adjustment or change would have a Material Adverse Effect. In addition,
(i) neither Seller nor any Company Subsidiary or affiliate of Seller is a party to any agreement or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code; (ii) no acceleration of the vesting schedule for any property that is substantially unvested within the meaning of the Regulations under Section 83 of the Code will occur in connection with the transactions contemplated by this Agreement; (iii) from and after June 28, 2001, OLRI has been and other than being part of the consolidated return of Kaye Group Inc. until June 28, 2001, continues to be a member of an affiliated group (within the meaning of Section 1504(a)(1) of the Code) for which Seller joins in a consolidated return with Hub US Holdings Inc. as the common parent, and has not been includible in any other consolidated return for any taxable period for which the statute of limitations has not expired; (iv) neither of the Companies nor Company Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (v) OLRI has not been a United States real property holding corporation within the meaning of
Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (vi) neither of the Companies nor the Company Subsidiary is subject to any accumulated earnings tax penalty or personal holding company tax, including the foreign personal holding company tax; (vii) any tax sharing or tax allocation agreement between the Companies (individually or collectively) and/or each Company Subsidiary and any other Person shall terminate or be terminated prior to the Closing Date; and (viii) all transactions between and among Seller, the Companies and each Company Subsidiary, or with any other affiliated Persons have satisfied the arm's length transaction standard for all United States and non-United States Tax purposes.

                  (b) Except as disclosed with reasonable specificity in Section 2.15(b) of Seller Disclosure Schedule: (i) neither of the Companies nor the Company Subsidiary, has when applicable (A) had to have an amount includible in its income for the current taxable year under Section 951 of the Code, (B) been a passive foreign investment company within the meaning of Section 1296 of the Code, (C) an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code or (D) participated in or cooperated with an international boycott within the meaning of Section 999 of the Code; (ii) neither of the Companies or the Company Subsidiary has any income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., an installment sale) occurring in or a change in accounting method made for a period ending on or prior to the Closing Date which resulted in a deferred reporting of income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), and (iii) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could affect the Company or a Company Subsidiary.

                  SECTION 2.16. Business. (a) Section 2.16(a) of the Seller Disclosure Schedule sets forth a complete and accurate list, as of the date hereof, of all programs with respect to which either of the Companies issued at any time a policy of insurance or reinsurance or otherwise assumed any risk (the "Program Business"), in each case setting forth the inception date of such program, the coverage provided by the Company and, with respect to any Program Business that is in force or with respect to which program all or any portion of the risk under such program remains unliquidated or undischarged, the next renewal date. Except as disclosed on Section 2.16(a) of the Seller Disclosure Schedule as of the date hereof, other than in respect of the Program Business, neither Company has issued any policy of insurance or reinsurance or otherwise assumed any risk, whether on a direct or assumed basis, including, but not limited to, any environmental, asbestos, lead or other long tail casualty risks.

                  (b) Section 2.16(b) of the Seller Disclosure Schedule sets forth a complete and accurate list of all contracts, agreements, commitments or instruments (copies of which have been provided to Purchaser prior to the date hereof) which relate to the Program Business to which either of the Companies is or was a party or to which Seller or any of its affiliates is or was a party which relate to the Program Business, including without limitation, (i) managing general agent or similar agreements; (ii) profit sharing agreements; (iii) commission agreements; (iv) business sharing agreements or other similar agreements between Seller and its affiliates and any other broker or wholesaler who produces business in connection with the Program Business; (v) reinsurance agreements; (vi) fronting agreements; (vii) claims management agreements; and
(viii) any other material agreements, commitments or instruments relating to the Program Business.

                  (c) Section 2.16(c) of the Seller Disclosure Schedule contains a complete and accurate list of all policy forms for the Program Business, copies of which have been provided to Purchaser prior to the date hereof.

                  (d) Section 2.16(d) of the Seller Disclosure Schedule contains a complete and accurate list of all documents (copies of which have been provided to Purchaser prior to the date hereof) relating to such groups as risk purchasing groups, risk retention groups and other similar groups with respect to which either of the Companies underwrote risks, including, without limitation, all filings, contracts, manuals, policy forms, master policies and other similar documents.

                  (e) Section 2.16(e) of the Seller Disclosure Schedule contains a complete and accurate list of (i) all changes in the terms and conditions of the Program Business and (ii) all arrangements between Seller and/or its affiliates, on the one hand, and the Companies or any other parties involved in the Program Business or servicing the Program Business, on the other hand, in each case since December 31, 2000.

                  (f) Section 2.16(f) of the Seller Disclosure Schedule contains a complete and accurate list of all correspondence or communication (copies or, if such communication was delivered orally, written summaries, of which have been provided to Purchaser prior to the date hereof) from insureds, insurers, reinsurers and intermediaries with respect to renewals of existing, in-force Program Business, including without limitation, communications relating to cancellations of programs or policies issued thereunder or changes in material terms and conditions of any such programs or policies.

                  (g) With respect to any services provided by Seller or any of its affiliates or Ivy S. Fischer, Esq. and Fischer Fiden & Norris, LLP, except as disclosed on Schedule 2.16(g) of the Seller Disclosure Schedule, no (i) fronting or issuing insurance company, (ii) reinsurer of any such company, (iii) reinsurer of either of the Companies, (iv) other risk bearing entity, or (v) representative of any of the above, has raised any issue or dispute or made any complaint or criticism of Seller or any such affiliate, orally or in writing, relating to (A) disclosure with respect to a program, (B) claims handling or reserving practices, late notice or other claims practices, (C) any charges or billing practices, (D) any underwriting practices or violation of underwriting guidelines or pricing or binding rules or requirements. Seller has provided Purchaser with copies of any such written complaint, criticism, issue or dispute (including litigation documents arising therefrom or relating thereto) and has provided Purchaser with written descriptions of any such complaints, criticisms, issues or disputes that were made orally or other than in written form.

                  SECTION 2.17. Title to Insurance Business. Except as set forth on Section 2.17 of Seller Disclosure Schedule, no employee or producer of the Companies nor any other person, has any claim, right, title or interest in or to the book of insurance business serviced by the Companies.

                  SECTION 2.18. Absence of Restrictions on Conduct of Company Business. Other than ordinary course regulatory restrictions, no oral or written contract, license or permit restricts the ability of the Companies to own, possess or use its assets or conduct its Business or operations in any geographic area or restricts in any way the full participation of any employees, producers or agents of the Companies in the operation of such Business.

                  SECTION 2.19. Company Computer Systems. Other than in respect of ordinary course maintenance and repairs, the Computer Systems owned or used by or on behalf of each of the Companies are operational and Seller, the Companies and/or its affiliates maintain valid licenses to continue to process the Business as contemplated by the Services Agreements.

                  SECTION 2.20. No Downgrading of Rating of Companies. As of the date hereof, there has not occurred any downgrading, nor to either of the Companies does there exist any pending or overtly threatened downgrading, of either of the Companies' rating by A.M. Best Company or Standard & Poor's Corporation.

                  SECTION 2.21. Environmental Matters. (a) There are not any past or present conditions or circumstances that could reasonably be expected to limit, interfere with or prevent the conduct of the Business of the Companies in compliance with: (i) law (including common law principles) , ordinance, governmental rule, regulation, order, consent decree, or binding administrative or judicial interpretation thereof, related to human health or the environment ("Environmental Law"), or (ii) the terms or conditions of any permits, approvals, licenses, authorizations, registrations or consents required to be issued by any Governmental Entity pursuant to any applicable Environmental Law;

                  (b) There are not any past or present conditions or circumstances at, arising out of, or related to, any current or former Business, assets or properties of the Companies, including but not limited to on-site or off-site storage, treatment, disposal or the release or threatened release of any hazardous toxic materials, wastes or substances, pollutants or contaminants, which could, individually or in the aggregate, reasonably be expected to give rise to: (i) liabilities or obligations for any investigation, removal or cleanup, remediation, disposal or corrective action or any long-term monitoring requirements under any Environmental Law, or (ii) claims arising for personal injury, property damage, or damage to natural resources;

                  (c) Neither of the Companies has (i) received any notice of noncompliance with, violation of, or liability or potential liability under any Environmental Law or (ii) entered into any consent decree, settlement or order or is subject to any order of any court or Governmental Entity or tribunal under any Environmental Law or relating to the cleanup of any hazardous or toxic materials, wastes, substances or any pollutants or contamination;

                  (d) There are no persons or entities whose liability, for any environmental matters or under any applicable Environmental Law, the Companies have retained or assumed contractually or have retained or assumed by operation of law;

                  (e) Neither of the Companies has handled or directed the management of or participated in any decisions with respect to or exercised any influence or control over the use, generation, storage, treatment or disposal of any hazardous or toxic materials, wastes or substances at or related to any of their Business, assets or properties; and

                  (f) Seller has made available to Purchaser copies of all environmental inspections, audits, studies, plans, records, data analyses or reports conducted or prepared by or on behalf of the Companies and which are in their possession or control.

                  SECTION 2.22. Service Marks, Trademarks, Intellectual Property, etc. (a) Section 2.22 of Seller Disclosure Schedule sets forth true, complete and correct lists (including the current status of any registrations) of all foreign and domestic: patents, trademarks, service marks, trade names, corporate and assumed names, design rights, copyrights and applications therefor, trade secrets, rights in know-how and other intangible and intellectual property rights of any kind that are material to the Business or operation of the Companies, in each case whether registered or unregistered and including applications for the grant of any of the foregoing and all rights or forms of protection having equivalent or similar effect to any of the foregoing which may subsist anywhere in the world (each, an "Intellectual Property Right"), in each case stating: (i) any geographical limitations that may be applicable to the same; (ii) any the term for which such Intellectual Property Right is so owned or licensed; and (iii) for all software and other tangible property listed, the location of each such Intellectual Property Right.

                  (b) Except as set forth on Section 2.22 of Seller Disclosure Schedule, (i) either of the Companies is the sole legal and beneficial owner, or has a valid and effective license or otherwise has the right to use, all of the Intellectual Property Rights, free and clear of any encumbrances or restrictions thereon; (ii) either of the Companies has the right to use, free and clear of any royalty or other payment obligations, claims of infringement or liens, all Intellectual Property Rights that are material to the conduct of its ongoing Businesses; (iii) either of the Companies has taken all reasonable measures to protect and preserve the security, confidentiality and value of its Intellectual Property Rights, including trade secrets and other confidential information.

                  (c) With respect to trade secrets and other confidential information set forth on Schedule 2.22 of Seller Disclosure Schedule, and except as otherwise set forth on such Schedule, all such trade secrets and other confidential information of the Companies are presently valuable and protectable and are not part of the public domain or knowledge, nor have they been used, divulged or appropriated for the benefit of any person or entity other than the Companies or otherwise to the detriment of the Companies and no employee or consultant of the Companies has used any trade secrets or other confidential information of any other third party or entity in the course of his work for the Companies, and all employees or consultants of the Companies with knowledge of trade secrets or confidential information of the Companies have signed confidentiality agreements with the Companies and have signed employment agreements preserving the trade secret or confidential information as exclusive property of the Companies.

                  (d) With respect to the software set forth on Schedule 2.22 of Seller Disclosure Schedule, and except as otherwise set forth on such Schedule, the Companies have a valid and effective copyright or license or otherwise have the right to use (free and clear of any royalty or other payment obligations, claims of infringement or liens), all of such software and the Companies hold valid maintenance agreements with those that are the licensors of such software. The Companies have made all material payments and performed all of their other material obligations and covenants in connection therewith and the representations and warranties of the Companies to the licensors and sublicensors thereof were materially true and correct when made. With respect to all Intellectual Property Rights marketed or sold by the Companies that use third party products for their operation, the Companies are fully capable of using, selling, or otherwise transferring such Intellectual Property Rights that make use of such third party rights and have the right to license customers such ability to use that third party product. No patent, invention, devise, principle or any statute, law, rule, regulation, standard or code is pending or proposed that would restrict the Companies' ability to use any of the Intellectual Property Rights.

                  (e) Except as set forth on Schedule 2.22 of Seller Disclosure Schedule, (i) the Companies have not been charged and have not received any claim or charge (written or oral), and the Companies are not aware of any facts that would lead to a claim or charge being made, with respect to the infringement (whether in the past or as an ongoing matter) of any Intellectual Property Rights owned or used by the Companies,; and (ii) the Companies have not made improper use of third-party confidential information. No act has been done or omitted to be done, and no event has occurred or is reasonably likely to occur, that may render any of the Intellectual Property Rights subject to revocation, compulsory license, cancellation or amendment or may prevent the grant or registration of a valid intellectual property right pursuant to a pending application or impair its value to the buyer. No person other than the Companies use any of the service marks listed on Schedule 2.22 of Seller Disclosure Schedule and no person has disputed the right of the Companies to use without restriction any such service marks. No Intellectual Property Rights owned or used by the Companies and no use by or license for use granted to the Companies will be lost, or rendered liable to any right of termination by any persons, by reason of the transactions contemplated by this Agreement and these rights will not be affected by transfer of ownership of rights by this buyer.

                  (f) All the records and systems (including computer systems) and all data and information of the Companies are recorded, stored, maintained or operated or otherwise held by the Companies free from any liens or encumbrances, and all data and information of the Companies recorded, stored, maintained or processed by them is recorded, stored, maintained or processed in accordance with all applicable laws relating thereto.

                  SECTION 2.23. Assets. Except as set forth on Section 2.23 of the Seller Disclosure Schedule, each of the Companies and each Company Subsidiary owns (or leases in the case of leased assets), and has good and marketable title to (or, in the case of leased assets, valid leasehold interests in), all of the material assets necessary for the operation of its business as now operated. None of such assets is subject to any Encumbrance, except for Encumbrances which in the aggregate do not materially detract from the value of the asset subject thereto or interfere with the present use of such asset.

                  SECTION 2.24. Tangible Property. Section 2.24 of Seller Disclosure Schedule sets forth all interests owned or claimed by the Companies and each Company Subsidiary (including, without limitation, options) as of December 31, 2001 in or to the equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property which are treated by either of the Companies or any Company Subsidiary as depreciable or amortizable property and are ascribed a value on the books of the applicable Company or Company Subsidiary in excess of $5,000 (collectively, the "Tangible Property"). The Tangible Property is in good operating condition and repair, ordinary wear and tear excepted, and none of the Companies or any Company Subsidiary has received written notice that any of the Tangible Property is in violation of any existing statute, law, or any health, safety or other ordinance, code or regulation. The Tangible Property is owned by the Companies and each Company Subsidiary free and clear of any Encumbrance.

                  SECTION 2.25. Real Property. Except as set forth in Section
2.25 of Seller Disclosure Schedule, neither of the Companies or any Company Subsidiary owns any land, buildings or other interests of any kind in any real property (regardless of where located). Section 2.25 of Seller Disclosure
Schedule includes a list and description of all such real property owned by the Companies and each Company Subsidiary. Such real property is owned by the applicable Company or Company Subsidiary free and clear of any Encumbrance, except for liens for current taxes not yet due and payable or which do not materially detract from the value thereof or the use to which such property is presently subject. Section 2.25 of Seller Disclosure Schedule also includes a list of all leases of equipment to which either of the Companies or any Company Subsidiary is a party that obligate the such Company or Company Subsidiary to expend more than $25,000 during any fiscal year. Neither of the Companies nor Company Subsidiary nor, to the knowledge of Seller, any other party, is in default of a material provision under such leases, nor has any notice of default with respect to such leases been received.

                  SECTION 2.26. Leased Real Property. (a) Section 2.26(a) of Seller Disclosure Schedule includes a list of all real property leased by either of the Companies or any Company Subsidiary (the "Leased Real Property"). All leases currently in effect relating to the Leased Real Property, together with all amendments and modifications thereto (the "Leases"), are listed on Section
2.26 of Seller Disclosure Schedule.

                  (b) Except as described on Section 2.26(b) of Seller Disclosure Schedule, neither of the Companies nor any Company Subsidiary is in default under any of the material terms and provisions of any of the Leases or has received any written notice of any default.

                  (c) To the knowledge of Seller, there are no outstanding defaults on the part of the landlord or lessor of a material provision under any Lease.

                  (d) Except as set forth on Section 2.26(d) of Seller Disclosure Schedule, neither of the Companies nor any Company Subsidiary has exercised any option to extend the term of any Lease or to terminate any Lease, except to the extent that such extension or termination has already come into effect.

                  (e) Except as described on Section 2.26(e) of Seller Disclosure Schedule, neither of the Companies nor any Company Subsidiary has entered into any subleases relating to the Leased Real Property or granted any licenses or occupancy rights with respect to the Leased Real Property.

                  (f) Neither of the Companies nor any Company Subsidiary has granted or created any Encumbrances on the Leased Real Property, including, without limitation, leasehold mortgages of the Leased Real Property.

                  (g) The use and occupancy of the Leased Real Property by either of the Companies or any Company Subsidiary is in compliance with all Laws, including, without limitation, those governing zoning, subdivision, land development access, erosion and drainage control, sewage collection and disposal, use, occupancy, building, fire, safety, access and environmental matters. None of Seller, any Company or any Company Subsidiary has received any written notice from any Governmental Entity advising of a violation of any applicable building code, zoning, subdivision, land development or land use laws, regulations or ordinances or any other applicable local, state or federal laws, regulations or ordinances.

                  (h) Seller has neither knowledge of nor received any notice of any existing or proposed assessments for public improvements imposed or to be imposed upon the Leased Real Property which will remain unpaid at Closing, except for escalation adjustments in relation to any prior assessments, which escalation adjustments are listed on Section 2.26(h) of Seller Disclosure Schedule.

                  (i) The Permits listed on Section 2.26(i) of Seller Disclosure
Schedule include all Permits which are required for the present use and occupancy of the Leased Real Property by the Companies and each Company Subsidiary, and each, to the knowledge of Seller, has been duly issued.

                  SECTION 2.27. Reinsurance and Retrocessions. Section 2.27 of Seller Disclosure Schedule sets forth an accurate and complete list of (a) all reinsurance and retrocession treaties and agreements in force as of the date of this Agreement to which the Companies or any Company Subsidiary is a party and (b) any terminated or expired treaty or agreement under which there remains any outstanding liability from one reinsurer with respect to paid or unpaid case reserves in excess of $50,000, and, for each such treaty or agreement, the effective date of such treaty or agreement and the termination date if such treaty or agreement has a definite termination date. All such treaties or agreements set forth in Section 2.27 of Seller Disclosure Schedule are in full force and effect to the respective dates noted on Section 2.27 of Seller Disclosure Schedule, and neither of the Companies nor any Company Subsidiary is in default in any respect as to any provision of any reinsurance or retrocession treaty or agreement or has failed to meet the underwriting standards required for any business reinsurance thereunder. No such agreement contains any provision providing that the other party thereto may terminate such agreement by reason of the transactions contemplated by this Agreement; and, to the knowledge of Seller, the financial condition of any other party to any such agreement is not so impaired that a default thereunder may reasonably be anticipated.

                  SECTION 2.28. Investments. (a) Section 2.28 of Seller Disclosure Schedule sets forth a true and complete list of all bonds, stocks (other than the capital stock of the Companies), mortgages and other investments of any type owned by either of the Companies or any Company Subsidiary as of the date hereof (collectively, the "Scheduled Investments"). Each Company and each Company Subsidiary has good and marketable title to each of the Scheduled Investments.

                  (b) Except as set forth on Section 2.28 of Seller Disclosure Schedule, none of the Scheduled Investments is currently in default in the payment of principal or interest, and, to the knowledge of Seller, no event has occurred which reasonably would be expected to result in a diminution of the value of any nonpublicly traded security owned by either of the Companies or any Company Subsidiary.

                  (c) There are no Encumbrances on any of the Scheduled Investments, except for (i) those Scheduled Investments deposited with Governmental Authorities, as indicated on Section 2.28 of Seller Disclosure Schedule, (ii) Encumbrances which do not materially detract from the value of the Scheduled Investments subject thereto and (iii) assets pledged to secure assumed reinsurance contract obligations which assets are listed on Section 2.28 of Seller Disclosure Schedule.

                  (d) None of Seller, either Company or any Company Subsidiary has taken, or omitted to take, any action which would result in either Company or any Company Subsidiary being unable to enforce the terms of any Scheduled Investment or which would cause any Scheduled Investment to be subject to any valid offset, defense or counterclaim against the right of such Company or such Company Subsidiary to enforce the terms of such Scheduled Investment.

                  (e) Since June 30, 2001, neither of the Companies or any Company Subsidiary has (i) purchased or otherwise invested in, or committed to purchase or otherwise invested in, any interest in real property (including without limitation any extension of credit secured by a mortgage or deed of trust), (ii) purchased or otherwise invested in, or committed to purchase or otherwise invest in, bonds, notes, debentures or other evidences of indebtedness rated lower than "Baa-" by Moody's Investors Service Inc. or "BBB-" by Standard & Poor's Corporation at the time of purchase, (iii) entered into any contract with any affiliate with respect to the purchase or other acquisition, sale or other disposition or allocation of any Scheduled Investment or (iv) entered into any contract with respect to any foreign investments.

                  SECTION 2.29. Insurance. (a) Section 2.29 of the Disclosure Schedule sets forth, as of the date hereof, an accurate and complete list of all policies of insurance relating to the assets, properties, business, operations, employees, officers or directors of the Companies and each Company Subsidiary.
Section 2.29 of Seller Disclosure Schedule also describes each pending claim involving a Company under any of such policies of more than $10,000 and sets forth the aggregate amounts paid out on behalf of a Company under each such policy through the date hereof. Such policies are valid and binding in accordance with their terms and are in full force and effect and insure against risks and liabilities customary for the Businesses in which the Companies and each Company Subsidiary are engaged. Neither Seller nor either of the Companies or any Company Subsidiary has received a notice of cancellation or nonrenewal of any such policy and, to the knowledge of Seller, no state of facts exists which might form the basis for termination of any such policy. Each of the Companies and each Company Subsidiary has, or has made or will make provision for, insurance coverage consistent with current practices through the Closing Date. None of the insurance policies for the benefit of the Companies or any Company Subsidiary is in default, and neither Seller nor either of the Companies nor any Company Subsidiary has failed to give any notice or present any claim thereunder in due or timely fashion or as required by such insurance policies so as to jeopardize full recovery under such policies. Seller or the Companies and the each Company Subsidiary paid or will pay all premiums payable for periods through the Closing Date with respect to such insurance policies.

                  (b) Each of Seller, Claims Administration Corporation, Program Brokerage Corporation, Kaye Insurance Associates, Inc. except Fischer Fiden & Norris, LLP has in place and has at all times maintained in place on a continuous basis (i) errors and omissions insurance policies with a policy limit of not less than $5,000,000 and (ii) employment practices liability insurance policies with a policy limit of not less than $5,000,000. Fischer Fiden & Norris, LLP has in place and has at all times maintained in place on a continuous basis (i) errors and omissions insurance policies with a policy limit of not less than $2,000,000 and (ii) employment practices liability insurance policies with a policy limit of not less than $2,000,000. Section 2.29(b) of the Seller Disclosure Schedule contains a complete and accurate list of all outstanding or threatened claims against any such policies and the remaining limits under such policies taking into account claims paid to date and assuming that any such outstanding or threatened claims may ultimately result in payments made by the insurer under such policies that would reduce such limits.

                  SECTION 2.30. Benefit Plans. (a) Each material written Company Employee Benefit Plan is listed in Section 2.30(a) of Seller Disclosure Schedule. Each Company Employee Benefit Plan is in substantial compliance with all applicable laws and has been administered and operated in all material respects in accordance with its terms, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect on Seller or the Companies.

                  (b) Each Company Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and, to the knowledge of Seller, no event has occurred and no condition exists which could reasonably be expected to result in the revocation of such qualified status.

                  (c) Full payment has been made of all amounts so required under the terms of the Company Employee Benefit Plans on or prior to the date hereof (excluding any amounts not yet due) and any amounts which have accrued but are not yet payable are reflected on the Company Financial Statements.

                  (d) No Company Employee Benefit Plan which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

                  (e) Except as disclosed in Section 2.30(e) of Seller Disclosure Schedule, neither of the Companies or any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code or Section 3(14) of ERISA, respectively), has engaged in any transaction in connection with any Company Employee Benefit Plan that could reasonably be expected to result in the imposition of a penalty pursuant to Section 502(i) of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Sections 4971 through 4980E of the Code.

                  (f) Except as disclosed in Section 2.30(f) of Seller Disclosure Schedule, the Companies have not maintained any Company Employee Benefit Plan (other than a Company Employee Benefit Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code) which provides benefits with respect to employees or former employees following their termination of service with the Companies (other than as required pursuant to COBRA). Each Company Employee Benefit Plan subject to the requirements of COBRA has been operated in substantial compliance with the provisions of COBRA and the applicable regulations thereunder.

                  (g) During the three (3) years ending on the date of this Agreement, except as disclosed in Section 2.30(g) of Seller Disclosure Schedule, no Company Employee Benefit Plan that is subject to Title IV of ERISA has been terminated or is or has been the subject of termination proceedings pursuant to Title IV of ERISA.

                  (h) The "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA does not exceed zero with respect to any Company Employee Benefit Plan subject to Title IV of ERISA.

                  (i) No notice of "reportable event" (within the meaning of Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived or extended has occurred with respect to any Company Employee Benefit Plan within the twelve months ending on the date of this Agreement.

                  (j) With respect to each "multiemployer plan" (as defined in Section 3(37) of ERISA), (i) no withdrawal liability has been incurred by the Companies, and neither of the Companies has reason to believe that any such liability will be incurred, prior to the Closing Date, (ii) no such plan is in "reorganization" (within the meaning of Section 4241 of ERISA), (iii) no notice has been received that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or the plan is or may become "insolvent" (within the meaning of Section 4245 of ERISA), (iv) no proceedings have been instituted by the Pension Benefit Guaranty Corporation against the plan, (v) there is no contingent liability for withdrawal liability by reason of a sale of assets pursuant to Section 4204 of ERISA, and (vi) except as disclosed in Section 2.30(j) of the Disclosure Schedule, if either of the Companies were to have a complete or partial withdrawal under Sections 4203 or 4205 of ERISA as of the Closing, no obligation to pay withdrawal liability would exist on the part of the Companies.

                  (k) Except as disclosed in Section 2.30(k) of Seller Disclosure Schedule or as previously disclosed to Purchaser, no benefit under any Company Employee Benefit Plan, including any severance or parachute or similar or other plan or agreement, will be established, be increased, or become accelerated, vested or payable, by reason of the execution and delivery of this Agreement or any transactions contemplated under this Agreement, and no amount payable or benefit provided under any Company Employee Benefit Plan will fail to be deductible by reason of Section 162(m) or Section 280G of the Code.

                  (l) No tax has been incurred under Section 511 of the Code with respect to any Company Employee Benefit Plan (or trust or other funding vehicle pursuant thereto).


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  Except as set forth in the disclosure schedule delivered by Purchaser to Seller concurrently with the execution of this Agreement (the "Purchaser Disclosure Schedule") which provides an exception to, or otherwise qualifies in reasonable detail with specific Section references, the representations or warranties of Purchaser specifically referred to therein, Purchaser hereby represents and warrants to Seller that:

                  SECTION 3.01. Organization and Qualification. Purchaser is a stock company incorporated, validly existing and in good standing under the laws of the State of Wyoming.

                  SECTION 3.02. Authority Relative to This Agreement. Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser, the performance by Purchaser of its obligations hereunder and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity.

                  SECTION 3.03. No Conflict. Assuming the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 3.04, except as may result from any facts or circumstances relating solely to Seller, the execution, delivery and performance of this Agreement by Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws of Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to Purchaser or (c) conflict with, or result in any breach of, constitute a default (or event which with the giving of notice or lapse or time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation, or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Purchaser is a party or by which any of such assets or properties are bound or affected which would have a material adverse effect on the ability of Purchaser to consummate the transactions contemplated by this Agreement.

                  SECTION 3.04. Governmental Consents and Approvals. The execution, delivery and performance of this Agreement by Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Entity, except the notification requirements of the Insurance Filings.

                  SECTION 3.05. No Registration of Shares. Purchaser understands that the Shares have not been and will not be registered under the Securities Act and that the sale contemplated hereby is being made in reliance on an exemption from registration available under the Securities Act.

                  SECTION 3.06. Investment Knowledge and Experience. Purchaser
(i) has had access to such information, if any, concerning Seller as it has considered necessary in connection with its investment decision to invest in the Shares, (ii) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Shares and is able to bear the economic risks of such investment and (iii) is an Institutional Accredited Investor.

                  SECTION 3.07. Investment Purpose. Purchaser is purchasing the Shares for its own account for investment, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws.

                  SECTION 3.08. No General Solicitation. Purchaser acknowledges that it has not purchased the Shares as a result of any general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

                  SECTION 3.09. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

                  SECTION 3.10. Availability of Funds. Purchaser has available and will have available on the Closing Date sufficient funds to enable it to consummate the transactions contemplated by this Agreement, including the payment of the Purchase Price pursuant to Article I hereof.

                                   ARTICLE IV

                                    COVENANTS

                  SECTION 4.01. Conduct of Business. (a) Except as expressly contemplated or permitted by this Agreement, from the date of this Agreement to the Closing Date, Seller shall cause the Companies and each Company Subsidiary to carry on their respective Businesses only in the ordinary course of business consistent with past practice and use commercially reasonable efforts to preserve intact their current business organizations and their material relationships with agents, insureds and others having business dealings with them, keep available the services of their current employees and maintain their material rights and franchises. Without limiting the generality of the foregoing, from the date of this Agreement to the Closing Date, except as set forth in Section 4.01 of Seller Disclosure Schedule or as expressly contemplated or permitted by this Agreement, Seller shall not permit the Companies to, without the prior consent of Purchaser:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Companies' outstanding capital stock, (B) split, combine or reclassify any of the outstanding capital stock of the Companies or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of outstanding capital stock of the Companies, or (C) purchase, redeem or otherwise acquire any shares of outstanding capital stock of the Companies or any rights, warrants or options to acquire, or securities convertible into or redeemable for, any such shares;

                  (ii) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into or redeemable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities;

                  (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

                  (iv) acquire any corporation, partnership, joint venture, association or other business organization or division thereof, or a substantial portion of the assets of any of the foregoing (including by way of reinsurance);

                  (v) (A) incur any indebtedness for borrowed money or guarantee or otherwise become responsible for any such indebtedness of another person, except in the ordinary course of business consistent with past practice or (B) make any loans, advances or capital contributions to, or investments in, any other person, and loans and advances to agents and employees in the ordinary course of business consistent with past practice and other than as to such matters related to the investment portfolio of the Companies in the ordinary course of business consistent with past practice;

                  (vi) make any tax election or settle or compromise any income tax liability unless such election, settlement or compromise (x) is required by law and is supported by an opinion of counsel or (y) is in the ordinary course of business consistent with past practice;

                  (vii) make any change in accounting methods, principles or practices used by the Companies, except insofar as may be required by law or regulation or by a change in applicable accounting principles;

                  (viii) other than as previously disclosed to Purchaser in writing, adopt or amend any Company Employee Benefit Plan (or any plan that would be a Company Employee Benefit Plan if adopted) or enter into, adopt, extend, renew or amend any collective bargaining agreement or other agreement with any labor organization, union or association, except in each case as required by applicable law;

                  (ix) grant to any officer or employee any increase in compensation or benefits, except in the ordinary course of business consistent with past practice;

                  (x) increase the current workforce of the Companies;

                  (xi) cancel any indebtedness for borrowed money owed to the Companies or, other than in the ordinary course of business consistent with past practice, waive any claims or rights of substantial value;

                  (xii) sell, lease, license or otherwise dispose of (including by way of reinsurance) any of its assets (other than investments), except in the ordinary course of business consistent with past practice at fair value;

                  (xiii) enter into any contract or agreement, except insurance and reinsurance contracts entered into the ordinary course of business consistent with past practice;

                  (xiv) settle any claim, action or proceeding (other than any claim under any insurance or reinsurance policy or contract) for an amount in excess of $50,000 individually or $100,000 in the aggregate and, in the case of any claim, action or proceeding under any insurance or reinsurance policy or contract, for an amount in excess of $50,000 individually, or otherwise settle any claim, action or proceeding;

                  (xv) make any capital expenditures in excess of $5,000 in the aggregate;

                  (xvi) transfer (other than to the Companies) any right or interest of the Companies in any trade name, trademark, service mark or logo;

                  (xvii) sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any transactions with, any of its affiliates, except (A) transactions that are at prices and on terms and conditions not less favorable to the Companies than could be obtained on an arm's-length basis from unrelated third parties, or (B) transactions between the Companies not involving any other affiliate; or

                  (xviii) make any change in the policies and procedures related to the administration of the Business of the Companies;

                  (xix) enter into any contract or otherwise agree to take any of the foregoing actions.

                  (b) Prior to the Closing, Seller shall cause the Companies to consult with Purchaser about asset allocation guidelines in their investment portfolios, and will give consideration to the views of Purchaser with respect thereto. Further, prior to the Closing, Seller shall cause the Companies to consult with, and give consideration to the views of, Purchaser with respect to any material actions affecting their financial position or operations or any change in accounting or reserving methods, principles or practices which in either case the Companies may from time to time consider taking.

                  (c) Neither Purchaser nor Seller shall, nor shall they permit any of their respective subsidiaries to, voluntarily take any action intended to result in any of the conditions set forth in Article VI not being satisfied.

                  SECTION 4.02. Access to Information; Confidentiality. Seller shall cause the Companies to afford to Purchaser and to the officers, employees and other representatives of Purchaser reasonable access upon reasonable notice during normal business hours during the period prior to the Closing Date to all of its properties, books, contracts, commitments and records and, during such period, Seller shall cause the Companies to furnish to Purchaser such information concerning its Business, properties, financial condition, operations and personnel as Purchaser may from time to time reasonably request, other than any such properties, books, contracts, commitments, records and information that
(i) are subject to an attorney-client or other legal privilege which might be impaired by such disclosure or (ii) are subject to an obligation of confidentiality. All requests for access or information pursuant to this Section
4.02 shall be directed to one or more employees of Seller.

                  SECTION 4.03. Commercially Reasonable Efforts. Upon the terms and subject to the conditions and other agreements set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to cause the Closing to occur and to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

                  SECTION 4.04. Consents, Approvals and Filings. (a) Seller and Purchaser will each use, and Seller will cause the Companies to use, their commercially reasonable efforts, and will, and Seller will cause the Companies to, cooperate fully with each other (i) to comply as promptly as practicable with all governmental requirements applicable to the transactions contemplated by this Agreement, and (ii) to obtain as promptly as practicable all necessary permits, orders or other consents, approvals or authorizations of Governmental Entities and consents or waivers of all third parties necessary in connection with the consummation of the transactions contemplated by this Agreement. In connection therewith, Seller and Purchaser will make and cause their respective affiliates to make all legally required filings, including filings with applicable Governmental Entities, as promptly as practicable in order to facilitate prompt consummation of the transactions contemplated by this Agreement, and will provide and will cause their respective affiliates to provide such information and communications to Governmental Entities as such Governmental Entities may request.

                  (b) Purchaser shall cooperate and use all reasonable efforts to assist Seller in giving such notices and obtaining such consents; provided, however, that Purchaser shall have no obligation to give any guarantee or other consideration of any nature in connection with any such notice or consent or to consent to any change in the terms of any agreement or arrangement which Purchaser may reasonably deem adverse to the interest of Purchaser, the Companies or the Business of such entities.

                  (c) Seller and Purchaser agree that in the event any consent, approval or authorization necessary or desirable to preserve for the Companies, or any right or benefit under any lease, license, contract, commitment or other agreement or arrangement to which Seller or the Companies is a party, is not obtained prior to the Closing, Seller will, subsequent to the Closing, cooperate with Purchaser and the Companies in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable.

                  SECTION 4.05. Certain Notices. Seller shall give notice to Purchaser, and Purchaser shall give notice to Seller, of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate in any material respect or the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement.

                  SECTION 4.06. Public Announcements. Purchaser and Seller will consult with each other before issuing, and will provide each other the opportunity to review and comment upon, any press release or other public statement with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement without the advance approval of the other party following such consultation (such approval not to be unreasonably withheld or delayed), except as may be required by applicable law or regulation, court process or by the requirements of any securities exchange. Fairfax Financial Holdings Limited, however, may issue a press release or other public statement with respect to the transactions contemplated by this Agreement without the consent of Seller and Purchaser.

                  SECTION 4.07. Certain Intercompany Agreements and Accounts. The actions described in Section 4.07 of Seller Disclosure Schedule shall be taken with respect to the intercompany agreements and accounts set forth therein.

                  SECTION 4.08. Termination of Existing Security Interests.
Section 4.08 of Seller Disclosure Schedule contains a list of all loans or lines of credit of the Companies, Seller and all affiliates of Seller that are secured by the assets or capital stock of any of the Companies. As of the Closing Date, all such security interests shall be terminated.

                  SECTION 4.09. Post-Closing Cooperation. Following the Closing Date, upon reasonable written notice, Purchaser and Seller shall furnish, and will cause their respective subsidiaries to furnish, to each other and any of their respective affiliates, and their respective counsel and accountants, during normal business hours, reasonable access to such information (including the books and records of the Companies) to the extent that such access may be reasonably necessary for financial reporting and accounting matters or to prepare documents required to be filed with Governmental Entities. Purchaser will not, and will cause their respective affiliates not to, dispose of, alter or destroy any such books and records until the later of (i) seven years after the Closing Date and (ii) 30 days after giving notice to Seller to permit it, at its expense, to examine, duplicate or repossess such books and records. Notwithstanding the foregoing, this Section 4.09 shall not apply to tax returns.

                  SECTION 4.10. Further Assurances. From time to time, as and when requested by any party, each party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions (in each case, subject to Section 4.03, as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

                  SECTION 4.11. Due Diligence. For a period of twenty one (21) days following the date of execution of this Agreement, Seller shall provide to Purchaser and its representatives access pursuant to Section 4.02 in order for Purchaser to complete its due diligence investigation of Seller and the Companies.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  SECTION 5.01. Confidentiality. Seller and Purchaser agree to hold in confidence and not to disclose or reveal to any person or entity not affiliated with Fairfax Financial Holdings Limited the terms of this Agreement, information received from the other party hereunder and, with respect to Seller, any confidential information relating to the Companies, without the express written consent of such other party, which consent shall not be unreasonably withheld.

                  SECTION 5.02. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.


                                   ARTICLE VI

                              CONDITIONS TO CLOSING

                  SECTION 6.01. Conditions to the Obligations of Each Party. The obligations of Seller and Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (where permissible), at or prior to Closing, of each of the following conditions:

                  (a) No Order. No Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States or Bermuda shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise prohibiting their consummation;

                  (b) Consents. All material permits, orders, approvals, consents, non-disapprovals or non-objections relating to the Insurance Filings and of any other governmental or insurance regulatory authority which are required in connection with the consummation of the transaction contemplated by this Agreement including, but not limited to, the approval by the states in which the Insurance Filings are required and such other regulatory authorities as require a permit, order, approval, consent, non-disapproval or non-objection (in the case of any non-disapprovals or non-objections as evidenced by the time period prescribed by applicable insurance law having elapsed without Purchaser having received any objection), shall have been obtained upon such terms and conditions as would not, in the sole discretion of Purchaser, interfere with the strategic advantages and benefits to Purchaser of the acquisition of the Shares, or would otherwise not have a Material Adverse Effect on Purchaser or the Companies and such permits, orders, approvals, consents, non-disapprovals and/or non-objections shall be effective and shall not have been suspended, revoked or stayed;

                  (c) Other Agreements. Pending appropriate regulatory approvals, OLRI shall have entered into (i) an Underwriting Services Agreement with Program Brokerage Corporation and Kaye Insurance Associates, Inc.; (ii) a Claims Services Agreement with Claims Administration Corporation; and (iii) an Administrative Services and Cost Allocation Agreement with Seller, each substantially in the form of the agreements attached as Exhibit A, Exhibit B and Exhibit C, respectively, to this Agreement and such agreements shall be in full force and effect as of the Closing Date. Following the Closing, Seller and its affiliates will not have the authority to negotiate and purchase reinsurance on behalf of the Companies except as may be provided in the Underwriting Services Agreement.

                  SECTION 6.02. Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (where permissible), at or prior to Closing, of each of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Seller contained in this Agreement shall have been true and correct as of the date of this Agreement (or as to representations and warranties made as of a particular date shall have been true and correct as of such date), and each of the representations and warranties of Seller contained in this Agreement which is not made as of a specific date shall continue to be true and correct as of the Closing, with the same force and effect as if made as of the Closing, except, in each case, where such failure to be true and correct would not prevent or materially delay consummation of the transactions contemplated by this Agreement and would not, individually or in the aggregate, have a material effect on Purchaser, and Purchaser shall have received a certificate (as to which there shall be no individual, as opposed to corporate liability) of a duly authorized officer of Seller to that effect, or otherwise prevent or materially delay Seller from performing its obligations under this Agreement; and Purchaser shall have received a certificate (as to which there shall be no individual, as opposed to corporate, liability) of a duly authorized officer of Seller to such effect;

                  (b) Agreements and Covenants. Seller shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date and Purchaser shall have received a certificate (as to which there shall be no individual, as opposed to corporate, liability) of a duly authorized officer of the each of Seller to that effect;

                  (c) Resolutions of Seller. Purchaser shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Seller, of the resolutions duly and validly adopted by the Board of Directors of Seller evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (d) Incumbency Certificate of Seller. Purchaser shall have received a certificate of the Secretary or an Assistant Secretary of Seller certifying the names and signatures of the officers of Seller authorized to sign this Agreement and the other documents to be delivered hereunder.

                  SECTION 6.03. Conditions to the Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (where permissible), at or prior to Closing, of each of the following conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Purchaser contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement (or as to representations and warranties made as of a particular date shall have been true and correct in all material respects as of such date), and each of the representations and warranties of Purchaser which is as of a particular date shall continue to be true and correct in all material respects as of Closing with the same force and effect as if made as of Closing, except, in each case, where such failure to be true and correct would not prevent or materially delay consummation of the transactions contemplated by this Agreement or otherwise prevent or materially delay Purchaser from performing its obligations under this Agreement and would not, individually or in the aggregate, have a Material Adverse Effect on Purchaser; and Seller shall have received a certificate (as to which there shall be no individual, as opposed to corporate, liability) of a duly authorized officer of Purchaser to such effect;

                  (b) Agreements and Covenants. Purchaser shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and Seller shall have received a certificate (as to which there shall be no individual, as opposed to corporate, liability) of a duly authorized officer of Purchaser to that effect;

                  (c) Resolutions. Seller shall have received a true and complete copy, certified by the Secretary or an Assistant Secretary of Purchaser, of the resolutions duly and validly adopted by the Board of Directors of Purchaser evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

                  (d) Incumbency Certificate. Seller shall have received a certificate of the Secretary or an Assistant Secretary of Purchaser certifying the names and signatures of the officers of Purchaser authorized to sign this Agreement and the other documents to be delivered hereunder.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 7.01. Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing as follows:

                  (a) by mutual written consent duly authorized by the Boards of Directors of each of Purchaser and Seller;

                  (b) by either Seller or Purchaser if the Closing shall not have occurred by the first anniversary hereof; provided, however, that the right to terminate this Agreement under this Section 7.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

                  (c) by either Purchaser or Seller if there shall be any Order restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such Order shall have become final and nonappealable;

                  (d) by Purchaser upon a breach of any material representation, warranty, covenant or agreement on the part of Seller set forth in this Agreement, or if any representation or warranty of Seller shall have become untrue, in either case such that the conditions set forth in Sections 6.02(a) and 6.02(b) would not be satisfied ("Terminating Seller Breach"); provided, however, that, if such Terminating Seller Breach is curable by Seller through the exercise of its commercially reasonable best efforts and for so long as Seller continues to exercise such best efforts, Purchaser may not terminate this Agreement under this Section 7.01(d) unless such breach is not cured within thirty (30) days after notice thereof is provided by Purchaser to Seller; or

                  (e) by Seller upon a breach of any material representation, warranty, covenant or agreement on the part of Purchaser set forth in this Agreement, or if any representation or warranty of Purchaser shall have become untrue, in either case such that the conditions set forth in Sections 6.03(a) and 6.03(b) would not be satisfied ("Terminating Purchaser Breach"); provided, however, that, if such Terminating Purchaser Breach is curable by Purchaser through the exercise of their respective commercially reasonable best efforts and for so long as Purchaser continues to exercise such best efforts, Seller may not terminate this Agreement under this Section 7.01(e) unless such breach is not cured within thirty (30) days after notice thereof is provided by Seller to Purchaser; or

                  (f) by Purchaser by written notice (which notice shall specify Purchaser's reasons in reasonable detail) delivered to Seller on or before April 31, 2002 if (i) Purchaser in the due diligence investigation contemplated by
Section 4.11 shall uncover information that, as of the date of this Agreement, has not been previously disclosed by Seller to Purchaser and (ii) such information in the aggregate (A) reflects, in the reasonable judgment of Purchaser, a Material Adverse Effect on the Companies, or (B) would, in the reasonable judgment of Purchaser, interfere with the strategic advantages and benefits anticipated by Purchaser from the acquisition of the Shares, in each case, as compared to the information that was disclosed by Seller to Purchaser prior to the date of this Agreement.

                  SECTION 7.02. Effect of Termination; Non-Survival of Representations and Warranties(a) If this Agreement is terminated pursuant to the provisions of Section 7.01 hereof, such termination shall be without liability of or to any party to this Agreement or any affiliate, shareholder, partner, director, officer, employee, agent, consultant or representative of such party, except that termination of this Agreement shall not relieve any party from liability for breach prior to the date of termination of any agreement or covenant contained in this Agreement (but not of any of the representations or warranties contained in this Agreement other than those set forth in Section 2.01 or Section 3.02 hereof).

                  (b) Except for any breach for which notice has been given, none of the representations or warranties contained in this Agreement or in Seller Disclosure Schedule or Purchaser Disclosure Schedule shall survive any termination of this Agreement.

                  SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing Date. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 7.04. Waiver. At any time prior to the Closing Date, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                  ARTICLE VIII

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; TAX INDEMNIFICATION

                  SECTION 8.01. Survival of Representations and Warranties Generally All representations and warranties contained herein shall terminate upon the Closing with the exception of the representations and warranties contained in Section 2.15 (Taxes) which shall survive the Closing until the expiration of the applicable statutes of limitation and shall be subject to the indemnification rights, obligations and procedures set forth in this Article VIII.

                  SECTION 8.02. Indemnity. (a) Seller agrees to indemnify and hold harmless Purchaser, the Companies and each Company Subsidiary against the following Taxes (except to the extent current Taxes on the Closing Date Balance Sheet have been specifically reserved for such specific Taxes) and, except as otherwise provided in Section 8.05, against any loss, damage, liability or expense, including reasonable fees for attorneys and other outside consultants, incurred in contesting or otherwise in connection with any such Taxes: (i) Taxes imposed on the Companies or any Company Subsidiary with respect to taxable periods ending on or before the Closing Date; (ii) with respect to taxable periods beginning before the Closing Date and ending after the Closing Date, Taxes imposed on the Companies or any Company Subsidiary which are allocable, pursuant to Section 8.02(b) to the portion of such period ending on the Closing Date; (iii) Taxes imposed on any member of any affiliated group with which any of the Companies and any Company Subsidiary file or have filed a Return on a consolidated or combined basis for a taxable period ending on or before the Closing Date; and (iv) Taxes imposed on Purchaser or the Companies or any Subsidiaries as a result of any breach of warranty or misrepresentation under
Section 2.15. Purchaser shall be responsible for all Taxes and associated expenses not allocated to Seller pursuant to the first sentence hereof.

                  (b) In the case of Taxes that are payable with respect to a taxable period that begins before the Closing Date and ends after the Closing Date, the portion of any such Tax that is allocable to the portion of the period ending on the Closing Date shall be:

                  (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 8.08), deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

                  (ii) in the case of Taxes imposed on a periodic basis with respect to the assets of the Companies or any Company Subsidiary, or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period), multiplied by a fraction the numerator of which is the number of calendar days in the period ending on the Closing Date and the denominator of which is the number of calendar days in the entire period.

                  SECTION 8.03. Returns and Payments. (a) From the date of this Agreement through and after the Closing Date, Seller shall prepare and file or otherwise furnish in proper form to the appropriate United States and non-United States Governmental Entity (or cause to be prepared and filed or so furnished) in a timely manner all Tax returns, reports and forms ("Returns") relating to the Companies and each Company Subsidiary that are due on or before or relate to any taxable period ending on or before the Closing Date (and Purchaser shall do the same with respect to any taxable period ending after the Closing Date). Returns of the Companies and each Company Subsidiary not yet filed for any taxable period that begins before the Closing Date shall be prepared in a manner consistent with past practices employed with respect to the Companies and each Company Subsidiary (except to the extent counsel for Seller or the Company renders a legal opinion that there is no reasonable basis in law therefor or determines that a Return cannot be so prepared and filed without being subject to penalties). With respect to any Return required to be filed by Purchaser or Seller with respect to the Companies and each Company Subsidiary and as to which an amount of Tax is allocable to the other party, the filing party shall provide the other party and its authorized representatives with a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to such other party, together with appropriate supporting information and schedules at least thirty (30)business days prior to the due date (including any extension thereof) for the filing of such Return, and such other party and its authorized representatives shall have the right to review and comment on such Return and statement prior the filing of such Return.

                  (b) Seller shall pay or cause to be paid when due and payable all Taxes with respect to the Companies and each Company Subsidiary for any taxable period ending on or before the Closing Date to the extent such Taxes exceed the amount, if any, accrued for such Taxes as current Taxes payable on the Closing Date Balance Sheet, and Purchaser shall pay or cause to be paid Taxes for (i) any taxable period after the Closing Date, and (ii) periods prior to the Closing Date to the extent the Taxes were accrued in the Closing Date Balance Sheet. Purchaser's obligation to pay Taxes will be subject to its right of indemnification from Seller for Taxes attributable to the portion of any Tax period that includes the Closing Date.

                  SECTION 8.04. Refunds. Any Tax refund (including any interest with respect thereto) relating to the Companies or any Company Subsidiary for any taxable period prior to the Closing Date (except for any refund included on the Closing Date Balance Sheet, which shall be the property of Purchaser, and if paid to Seller, shall be paid over promptly to Purchaser) shall be the property of Seller, and if received by Purchaser or the Companies or any Company Subsidiary shall be paid over promptly to Seller. Notwithstanding the foregoing sentence: (a) any Tax refund (or equivalent benefit to Seller through a reduction in Tax liability) for a period before the Closing Date arising out of the carryback of a loss or credit incurred by the Companies or any Company

Subsidiary in a taxable year ending after the Closing Date shall be the property of Purchaser and, if received by Seller, shall be paid over promptly to Purchaser; and )b) if, and to the extent that, as of such time, if any, as Purchaser shall receive a refund that would be the property of Seller and payable to Seller under the immediately preceding sentence, Taxes have been asserted in writing that would be required to be indemnified by Seller hereunder, all or part of such refund up to an amount equal to 120% of such asserted Taxes shall, at the option of Purchaser, be deposited by Purchaser into an account for the satisfaction of any amounts indemnifiable under this Article which have been asserted or subsequently are asserted, until the time set forth in clause (ii) of Section 8.06 of this Agreement with respect to any such asserted amounts (or, if earlier, expiration of the applicable statute of limitations).

                  SECTION 8.05. Contests. (a) After the Closing, Purchaser shall promptly notify Seller in writing of any written notice of a proposed assessment or claim in an audit or administrative or judicial proceeding of Purchaser or of any of the Companies and each Company Subsidiary which, if determined adversely to the taxpayer, would be grounds for indemnification under this Article VIII; provided, however, that a failure to give such notice will not affect Purchaser's right to indemnification under this Article except to the extent, if any, that, but for such failure, Seller could have avoided all or a portion of the Tax liability in question.

                  (b) In the case of an audit or administrative or judicial proceeding that relates to periods ending on or before the Closing Date, provided that Seller acknowledges in writing its liability under this Agreement to hold Purchaser, the Companies and each Company Subsidiary harmless against the full amount of any adjustment which may be made as a result of such audit or proceeding that relates to periods ending on or before the Closing Date (or, in the case of any taxable year that includes the Closing Date, against an adjustment allocable under Section 8.02(b) to the portion of such year ending on or before the Closing Date), Seller shall have the right at its expense to participate in and control the conduct of such audit or proceeding but only to the extent that such audit or proceeding relates solely to a potential adjustment for which Seller has acknowledged its liability; Purchaser also may participate in any such audit or proceeding and, if Seller does not assume the defense of any such audit or proceeding, Purchaser may defend the same in such manner as it may deem appropriate, including, but not limited to, settling such audit or proceeding after giving five days prior written notice to Seller setting forth the terms and conditions of settlement. In the event that issues relating to a potential adjustment for which Seller has acknowledged its liability are required to be dealt with in the same proceeding as separate issues relating to a potential adjustment for which Purchaser would be liable, Purchaser shall have the right, at its expense, to control the audit or proceeding with respect to the latter issues.

                  (c) (i) With respect to issues relating to a potential adjustment for which both Seller (as evidenced by its acknowledgment under this Section) and Purchaser or the Companies or any Company Subsidiary could be liable, (a) each party may participate in the audit or proceeding, and (b) the audit or proceeding shall be controlled by that party which would bear the burden of the greater portion of the sum of the adjustment and any corresponding adjustments that may reasonably be anticipated for future Tax periods. The principle set forth in the immediately preceding sentence shall govern also for purposes of deciding any issue that must be decided jointly (including, without limitation, choice of judicial forum) in situations in which separate issues are otherwise controlled under this Article VIII by Purchaser and Seller.

                           (ii)  Neither Purchaser, the Companies, any Company
Subsidiary, nor Seller shall enter into any compromise or agree to settle any claim pursuant to any Tax audit or proceeding which would adversely affect the other party for such year or a subsequent year without the written consent of the other party, which consent may not be unreasonably withheld. Purchaser and Seller agree to cooperate, and Purchaser agrees to cause the Company and the Subsidiaries to cooperate, in the defense against or compromise of any claim in any audit or proceeding.

                  SECTION 8.06. Time of Payment. Payment by Seller of any amounts due under this Article VIII in respect of Taxes shall be made (i) at least thirty (30)business days before the due date of the applicable estimated or final Return required to be filed by Purchaser on which is required to be reported income for a period ending after the Closing Date for which Seller is responsible under Sections 8.02(a) and 8.02(b) without regard to whether the Return shows overall net income or loss for such period, and (ii) within fifteen
(15) business following an agreement between Seller and Purchaser that an indemnity amount is payable, an assessment of a Tax by a United States or non-United States Governmental Entity, or a "determination" as defined in
Section 1313(a) of the Code. If liability under this Article VIII is in respect of costs or expenses other than Taxes, payment by Seller of any amounts due under this Article shall be made within fifteen (15) business days after the date when Seller has been notified by Purchaser that Seller has a liability for a determinable amount under this Article and is provided with calculations or other materials supporting such liability.

                  SECTION 8.07. Cooperation and Exchange of Information. Seller and Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Return, amended Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase any of the Companies or any of the Subsidiaries or any part of the Business from Purchaser. Such cooperation and information shall include providing copies of relevant Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by Tax authorities. Seller shall make its employees available on a basis mutually convenient to both parties to provide explanations of any documents or information provided hereunder. Each of Seller and Purchaser shall retain all Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Companies and each Company Subsidiary for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (a) the expiration of the statute of limitations of the taxable periods to which such Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods, or (b) six years following the due date (without extension) for such Returns. Any information obtained under this Section shall be kept confidential, except as may be otherwise necessary in connection with the filing of Returns or claims for refund or in conducting an audit or other proceeding.

                  SECTION 8.08. Conveyance Taxes. Seller shall be liable for and shall hold Purchaser harmless against any transfer, gains, sales, use, value added, stock transfer, and stamp taxes, any transfer, recording, registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement, and shall file such applications and documents as shall permit any such Tax to be assessed and paid on or prior to the Closing Date in accordance with any available pre-sale filing procedure. Purchaser shall execute and deliver all instruments and certificates necessary to enable Seller to comply with the foregoing.

                  SECTION 8.09. Miscellaneous. (a) Seller and Purchaser agree to treat all payments made by either of them to or for the benefit of the other (including any payments to the Companies or any Company Subsidiary) under this
Article VIII, as adjustments to the Purchase Price or as capital contributions for Tax purposes and that such treatment shall govern for purposes hereof except to the extent that the Laws of a particular jurisdiction provide otherwise, in which case such payments shall be made in an amount sufficient to indemnify the relevant party on an after-tax basis, calculated at highest Tax rate applicable to taxpayers like the relevant party.

                  (b) From and after the date of this Agreement, Seller shall not without the prior written consent of Purchaser (which may, in its sole and absolute discretion, withhold such consent) make, or cause or permit to be made, any Tax election that would affect the Company or any Company Subsidiary.

                  (c) Purchaser shall be entitled to recover professional fees and related costs that it may reasonably incur to enforce the provisions of this
Article VIII.

                  (d) Purchaser and Seller shall for all tax purposes respect the form of the transactions described in Section 1.01 as a sale by Seller of the Shares.


                                   ARTICLE IX

                               GENERAL PROVISIONS

                  SECTION 9.01. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.01):

                  if to Purchaser:

                           Fairfax Inc.
                           305 Madison Avenue
                           Morristown, New Jersey  07960
                           Facsimile No.:  (973) 490-6849
                           Attention:  Valerie J. Gasparik
                  with a copy to:

                           LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                           125 West 55th Street
                           New York, New York  10019
                           Facsimile No.:  (212) 424-8500
                           Attention:  Jane Boisseau


                  if to Seller:

                           Kaye Group Inc.
                           122 East 42nd Street
                           New York, New York   10168
                           Facsimile No.:  (212) 986-2278
                           Attention:  President

                  with a copy to:

                           Ivy S. Fischer, Esq.
                           General Counsel
                           Kaye Insurance Associates, Inc.
                           1065 Avenue of the Americas
                           New York, New York 10018

                  SECTION 9.02. Certain Definitions. (a) As used in this Agreement, the following terms shall have the following meanings:

                  (i) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person.

                  (ii) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares
         (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act (as defined herein)) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares.

                  (iii) "Business" means the property and casualty insurance business of the Companies and all other business which prior to the date hereof has been conducted by the Companies.

                  (iv) "business day" means any day on which banks are not required or authorized to close in New York, New York.

                  (v) "COBRA" means Part 6 of Subtitle I of ERISA and Section 4980B of the Code.

                  (vi) "Code" means the Internal Revenue Code of 1986, as amended.

                  (vii) "Company Subsidiary" means a subsidiary of either of the Companies.

                  (viii) "Company Employee Benefit Plan" means each "employee benefit plan" (as defined in Section 3(3) of ERISA), bonus, deferred compensation, equity- or non-equity based, severance or other plan, program, arrangement or agreement relating to employment, compensation or benefits as to which the Companies or any Company subsidiary has any liability.

                  (ix) "Computer Systems" shall mean all computer, hardware, software, systems, and equipment (including embedded microcontrollers in non-computer equipment) embedded within or required to operate the current products of the Companies, and/or material to or necessary for the Companies to carry on their Businesses as currently conducted.

                  (x) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

                  (xi) "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  (xii) "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

                  (xiii) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (xiv) "GAAP" means generally accepted accounting principles.

                  (xv) "general solicitation" and "general advertising", respectively, shall each have the meaning specified in Rule 502(c) under the Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees had been invited by general solicitation or general advertising or in any other manner involving a public offering within the meaning of Section 4(2) of the Securities Act

                  (xvi) "Governmental Entity" means any federal, national, state, provincial, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or any other governmental or quasi-governmental authority.

                  (xvii) "Institutional Accredited Investor" means those institutional "accredited investors" specified in Rule 501(a)(1), (2),
         (3) and (7) of Regulation D.

                  (xviii) "Insurance Filings" shall mean such filings as may be necessary with applicable insurance regulatory authorities having jurisdiction over the Companies, Seller, Purchaser or any of their respective subsidiaries.

                  (xix) "Material Adverse Effect" means when used in connection with the Companies any circumstance, event, occurrence, change or effect that is or is likely to be materially adverse to the Business, operations, properties, condition (financial or otherwise), assets (tangible or intangible), liabilities (including contingent liabilities) or results of operations or prospects of the Companies taken as a whole and when used in connection with Purchaser or Seller means any circumstance, event, occurrence, change or effect that is or is likely to be materially adverse to the Business, operations, properties, condition (financial or otherwise), assets (tangible or intangible), liabilities (including contingent liabilities) or results of operations or prospects of Purchaser or Seller, as applicable, and its subsidiaries taken as an whole.

                  (xx) "Program" means a type or structure of coverage(s) offered to policyholders of the Companies.

                  (xxi) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

                  (xxii) "Purchase Price Bank Account" means a bank account in the United States to be designated by Seller in a written notice to Purchaser at least two business days before the Closing.

                  (xxiii) "Regulation D" means Regulation D adopted by the SEC under the U.S. Securities Act.

                  (xxiv) "SEC" means the United States Securities and Exchange Commission.

                  (xxv) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  (xxvi) "Securities Act" means the United States Securities Act of 1933, as amended.

                  (xxvii) "Tax" or "Taxes" shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customers' duties, tariffs and similar charges.

                  (xxviii) "$" or "dollar" means a United States dollar.

                  (b) In addition to those terms set forth in Section 9.02(a), the following terms shall have the meanings defined for such terms in the Sections of this Agreement set forth below:

         Term                                                                                        Section
         ----                                                                                        --------
         Action...................................................................................   2.13
         Agreement.................................................................................  Preamble
         Closing...................................................................................  1.03
         Closing Date..............................................................................  1.03
         Purchase Price Balance Sheet..............................................................  1.06(a)
         Companies.................................................................................  Recitals
         Company Balance Sheets...................................................................   2.09(a)
         Company Financial Statements.............................................................   2.09(a)
         Company Material Contracts................................................................  2.14(a)
         Company Permits...........................................................................  2.08(a)
         Environmental Law.........................................................................  2.21
         Independent Accounting Firm...............................................................  1.06(b)
         Intellectual Property Right...............................................................  2.22
         IRS.......................................................................................  2.15(a)
         Law.......................................................................................  2.02
         Leased Real Property......................................................................  2.26(a)
         Leases ...................................................................................  2.26(a)
         Merger....................................................................................  Recitals
         Merger Sub................................................................................  Recitals
         Notice of Objection.......................................................................  1.06(a)
         OLB.......................................................................................  Recitals
         OLB Common Stock.........................................................................   2.07(b)
         OLRI......................................................................................  Recitals
         OLRI Common Stock.........................................................................  2.07(a)
         OLRI Preferred Stock......................................................................  2.07(a)

         Term                                                                                        Section
         ----                                                                                        --------
         Order.....................................................................................  6.01(a)
         Purchase Price............................................................................  1.02
         Purchaser Disclosure Schedule.............................................................  Article III
         Purchaser.................................................................................  Preamble
         Returns...................................................................................  8.03
         Scheduled Investments.....................................................................  2.28(a)
         Seller....................................................................................  Preamble
         Seller Disclosure Schedule................................................................  Article II
         Shares....................................................................................  Recitals
         Tangible Property.........................................................................  2.24
         Terminating Seller Breach.................................................................  7.01(d)
         Terminating Purchaser Breach..............................................................  7.01(e)

                  (c) Interpretation. When reference is made in this Agreement to any Section, Exhibit or Schedule, such reference is to a Section, Exhibit or Schedule of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." As used herein, terms appearing in the singular shall include the plural and terms appearing in the plural shall include the singular, where appropriate.

                  SECTION 9.03. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  SECTION 9.04. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties except that Purchaser may, without such consent, assign its rights and obligations to a direct or indirect wholly-owned subsidiary of Purchaser provided that Purchaser shall continue to be liable for its obligations hereunder if any such assignee shall fail to fulfill such obligations. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 9.05. Incorporation of Exhibits. Seller Disclosure Schedule, Purchaser Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  SECTION 9.06. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 9.07. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. To the extent that any legal action, suit or proceeding arises out of or relates to this Agreement or the transactions contemplated hereby, such action, suit or proceeding may be instituted in any federal court or state court located in New York County, State of New York, U.S.A., and each party agrees not to assert, as a defense in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid. Nothing contained herein shall be deemed to affect the right of any party to serve process in any manner permitted by law.

                  SECTION 9.08. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 9.09. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 9.10. No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, including, without limitation, any union or any employee or former employee of Seller, any legal or equitable right, benefit or remedy of any nature whatsoever, including, without limitation, any rights of employment for any specified period, under or by reason of this Agreement.

                  SECTION 9.11. Entire Agreement. This Agreement (including the Exhibits, Seller Disclosure Schedule and Purchaser Disclosure Schedule) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto. Neither Seller nor any shareholder, officer or director of Seller have made or shall be deemed to have made to Purchaser or any affiliate of Purchaser any representations or warranty with respect to the Companies, their financial condition, assets, liabilities or results of operations or any other matter, event or condition except as expressly set forth in Articles II and IV of this Agreement. Without limiting the generality of the foregoing, and except as otherwise expressly represented or warranted by Seller in Article II and IV of this Agreement, neither Seller nor any shareholder, officer or director of Seller have made or shall be deemed to have made any representations or warranty with respect to any projections, estimates or budgets of future revenues, expenses or expenditures or any future results of operations to which Purchaser or any affiliate of Purchaser may have had or been provided access or may have reviewed during the due diligence activities.

                  IN WITNESS WHEREOF, Seller and Purchaser have caused this Agreement to be executed by its respective officers thereunto duly authorized as of the date first written above.

KAYE GROUP INC.

By:      /s/ Bruce Guthart
         --------------------------------------------
Name:
Title:


FAIRFAX INC.

By:      /s/ Bradley P. Martin
         --------------------------------------------
Name:
Title:




By:
         --------------------------------------------
Name:
Title:

                      AMENDMENT TO STOCK PURCHASE AGREEMENT

         This Amendment to the Stock Purchase Agreement (this "Amendment") is entered into as of May 30, 2002 between Kaye Group Inc., a corporation organized under the laws of Delaware (the "Seller"), and Fairfax Inc., a corporation organized under the laws of Wyoming (the "Purchaser").

                                    RECITALS

         WHEREAS, Seller and Purchaser are parties to a Stock Purchase Agreement entered into as of December 31, 2001 (the "Stock Purchase Agreement") providing for the purchase by Purchaser from Seller of all of the Shares of OLRI and OLB for consideration and on the terms as set forth in the Stock Purchase Agreement; and

         WHEREAS, Seller and Purchaser desire to amend the Stock Purchase Agreement as provided in this Amendment.

         NOW, THEREFORE, in consideration of the mutual premises and covenants contained in this Amendment, and for other valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree that the Stock Purchase Agreement shall be amended as follows:

                                    AMENDMENT

         Defined Terms. (a) All capitalized terms not otherwise defined in this Amendment shall have the same meaning as in the Stock Purchase Agreement.

         2. Section 6.01(c) of the Stock Purchase Agreement. Section 6.01(c) of the Stock Purchase Agreement is amended to read in full as follows:

         "Other Agreements. Pending appropriate regulatory approvals, (i) OLRI shall have entered into (a) an Underwriting Services Agreement with Program Brokerage Corporation; (b) a Claims Services Agreement with Claims Administration Corporation; and (c) an Administrative Services and Cost Allocation Agreement with Seller; and (ii) Purchaser and Program Brokerage Corporation shall have entered into the Contingent Compensation Agreement, each substantially in the form of the agreements attached as Exhibit A, Exhibit B, Exhibit C and Exhibit D, respectively, to this Amendment, and such agreements shall be in full force and effect as of the Closing Date. Following the Closing, Seller and its affiliates will not have the authority to negotiate and purchase reinsurance on behalf of the Companies except as may be provided in the Underwriting Services Agreement."

         3. Continued Effect of the Stock Purchase Agreement. Except as amended hereby, the Stock Purchase Agreement shall remain in full force and effect.

         4. Severability. If, at any time, any provision of this Amendment is or becomes illegal, invalid, void or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity, nor enforceability of the remaining provisions hereof, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, shall in any way be affected or impaired thereby, and the remainder of the provisions of this Amendment shall remain in full force and effect. The parties shall endeavor to negotiate in good faith to replace any invalid, illegal, void or unenforceable provision with a valid, legal and enforceable provision, the economic effect of which comes as close as possible to the invalid, illegal, void or unenforceable provision.

         5. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

         6. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

         IN WITNESS WHEREOF, the parties have duly executed and delivered this Amendment as of the date first above written.


SELLER:                                              PURCHASER:
KAYE GROUP INC.                                      FAIRFAX INC.

By: /s/ Michael P. Sabanos                           By: /s/ Bradley P. Martin
    ----------------------                               ---------------------
Name:                                                    Bradley P. Martin
Title:                                                   Vice President